Exhibit 99.1
Applied Innovation Reports Preliminary Second Quarter 2006 Financial Results and Management Changes
DUBLIN, Ohio, July 11 — Applied Innovation Inc. (Nasdaq: AINN — News) today announced that sales for the quarter ended June 30, 2006 are anticipated to be in the range of $9.0 million to $9.4 million, compared to $8.0 million for the second quarter of 2005.
The Company anticipates net income of $0.04 to $0.05 per share for the second quarter of 2006, compared to net income of $0.05 per share for the same period last year.
The Company also announced today that effective July 7 Angela Pinette, the Company’s Vice President of Sales and Marketing, and, effective July 10 Jack Petro, the Company’s Chief Technical Officer, are no longer with the Company. These positions will not be replaced.
President and CEO William H. Largent said, “The departures of both Ms. Pinette and Dr. Petro bring our executive team to a more efficient size. We wish both Angela and Jack the best for the future.”
Mr. Largent continued, “We are pleased with the preliminary results of the second quarter, and the sales growth on a year-over-year basis. Sales exceeded our internal plan for the period, in part due to customers accelerating their purchasing activities into the first half of 2006. Sales for the full year 2006 are still expected to grow slightly year-over-year, and sales for the second half of 2006 are expected to be in the $14.0 million to $15.0 million range.”
The Company expects to release unaudited results for the second quarter on or about July 25, 2006.
About Applied Innovation
Applied Innovation provides hardware and software applications that drive operational efficiency and improved quality in wireless, wireline and converging networks. Applied Innovation’s industry-leading solutions include sophisticated remote site management, 3G network data quality monitoring and logical security of critical networks. Applied Innovation solutions are currently installed in more than 34,000 sites worldwide.
Headquartered in Dublin, Ohio, Applied is traded on NASDAQ under the symbol AINN. For more information, please visit the Company’s Web site at http://www.AppliedInnovation.com.
Safe Harbor Statement
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of the Company and its management, statements regarding the Company’s anticipated sales and net income per share for the quarter ended June 30, 2006, and anticipated sales for the second half of and fiscal year 2006. These forward-looking statements involve numerous risks and uncertainties, including, without limitation: the demand for telecommunication equipment generally and in particular for the equipment and services offered by the Company; the Company’s ability to generate sales orders during 2006 and thereafter; sales orders during 2006 and thereafter; that the anticipated demand for the products and services offered by the Company may decrease as a result of the economic and political climate in which the Company operates; the acceptance of the Company’s present products and services and its ability to hire technical staff; the Company’s ability to adapt to technological changes; the availability of capital to support the Company’s business plans; and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. One or more of these factors have affected, and could in the future affect, the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections.

Therefore, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.